Exhibit 99.1

STERLING BANCORP www.sterlingbancorp.com	NEWS	650 FIFTH AVENUE NEW YORK, NY 10019-6108
IMMEDIATE RELEASE

John Tietjen	Kimberly Storin
Chief Financial Officer	Investor Relations/Media Relations
Sterling Bancorp	The MWW Group
john.tietjen@sterlingbancorp.com	kstorin@mww.com
212.757.8035	212.827.3752

Sterling Bancorp To Announce Second Quarter 2004 Financial Results

New York, NY, July 16, 2004 – Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, will issue its financial results for the second quarter ended June 30, 2004, before the market opens on Tuesday, July 20, 2004. In addition, Sterling will hold a conference call later that morning at 10:00 a.m. Eastern Time to discuss the financial results.

To access the conference call live, interested parties may dial 888-792-1079 at least 10 minutes prior to the call and reference passcode 515539.

A replay of the conference call will be available at 1:00 pm ET on Tuesday, July 20, 2004 until 11:59 p.m. ET on Tuesday, July 27, 2004. To access the replay by telephone, interested parties may dial 888-266-2081 and enter the passcode 515539.

About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.8 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, Virginia and North Carolina and conducts business throughout the U.S.